     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 5, 2002


                                                      REGISTRATION NO. 333-84294

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 1
                                       TO

                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                        AMERICAN ACHIEVEMENT CORPORATION

             (Exact name of registrant as specified in Its Charter)

           DELAWARE                        3911                    13-4126506
 (State or Other Jurisdiction   Primary Standard Industrial     (I.R.S. Employer
              of                Classification Code Number   Identification Number)
Incorporation or Organization)


                                SHERICE P. BENCH
                            CHIEF FINANCIAL OFFICER
            7211 CIRCLE S ROAD, P.O. BOX 149107, AUSTIN, TEXAS 78745
                               PH: (512) 444-0571
                              FAX: (512) 443-5213


    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

              CO-REGISTRANTS                           NATIONAL CORPORATE RESEARCH LTD.
              SEE NEXT PAGE                        615 SOUTH DUPONT HIGHWAY, COUNTY OF KENT
   C/O AMERICAN ACHIEVEMENT CORPORATION                        DOVER, DE 19901
          ATTN: SHERICE P. BENCH                              PH: (302) 734-1450
   7211 CIRCLE 5 ROAD, P.O. BOX 149107,                      FAX: (302) 734-1476
           AUSTIN, TEXAS 78745                     (Name, Address, Including Zip Code, and
            PH: (512) 440-2123                    Telephone Number, Including Area Code, of
           FAX: (512) 443-5213                                Agent For Service)
 (Name, Address, Including Zip Code, and
Telephone Number, Including Area Code, of
             Co-Registrants)

                                   COPIES TO:

                          MICHAEL R. LITTENBERG, ESQ.
                            SCHULTE ROTH & ZABEL LLP
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                               PH: (212) 756-2000
                              FAX: (212) 593-5955
                           --------------------------

    Approximate Date of Commencement of Proposed Offer to the Public. As soon as practicable after this registration statement becomes effective.

    If the securities being registered are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 CO-REGISTRANTS

                                                          STATE OR OTHER     PRIMARY STANDARD
                                                         JURISDICTION OF        INDUSTRIAL
                                                         INCORPORATION OR   CLASSIFICATION CODE      I.R.S. EMPLOYER
EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS CHARTER    ORGANIZATION           NUMBER          IDENTIFICATION NUMBER
-------------------------------------------------------  ----------------   -------------------   ---------------------
Commemorative Brands, Inc.                               Delaware                  3911                13-3915801
CBI North America, Inc.                                  Delaware                  3911                74-2802215
Taylor Senior Holding Corp.                              Delaware                  2741                13-4099532
TP Holding Corp.                                         Delaware                  2741                13-4099531
Taylor Publishing Company                                Delaware                  2741                75-1251430
Taylor Production Services Company, L.P.                 Delaware                  2741                31-1576205
Educational Communications, Inc.                         Illinois                  2741                23-7032032

    This Amendment No. 1 amends and supplements the Registration Statement on Form S-4 No. 333-84294 filed with the Securities and Exchange Commission on March 14, 2002 (the "Registration Statement"), by American Achievement Corporation, a Delaware corporation (the "Company"), relating to the offer to exchange $177,000,000 of the Company's 11 5/8% Senior Notes due 2007, Series B for any and all outstanding 11 5/8% Senior Notes due 2007, Series A. Terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.



    The purpose of this Amendment No. 1 is to amend Item 21 herein and to file related exhibits.

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

INDEMNIFICATION UNDER THE DELAWARE GENERAL CORPORATION LAW

    Section 145 of the Delaware General Corporation Law ("DGCL"), authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. In addition, the Delaware General Corporation Law does not permit indemnification in any threatened, pending or completed action or suit by or in the right of the corporation in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, which such court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by such person. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended. The Delaware General Corporation Law also allows a corporation to provide for the elimination or limit of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director

(1) for any breach of the director's duty of loyalty to the corporation or its stockholders,

(2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(3) for unlawful payments of dividends or unlawful stock purchases or redemptions, or

(4) for any transaction from which the director derived an improper personal benefit.

    These provisions will not limit the liability of directors or officers under the federal securities laws of the United States.

    INDEMNIFICATION UNDER THE BY-LAWS OF AMERICAN ACHIEVEMENT CORPORATION, COMMEMORATIVE BRANDS, INC., CBI NORTH AMERICA, INC., TAYLOR SENIOR HOLDING CORP. AND TP HOLDING CORP.

    The by-law provisions of American Achievement Corporation, Commemorative Brands, Inc., CBI North America, Inc., Taylor Senior Holding Corp. and TP Holding Corp. relating to indemnification of Officers and Directors are substantially identical. Accordingly, the description below of "American Achievement Corporation" or "American" applies to each of American Achievement Corporation,

Commemorative Brands, Inc., CBI North America, Inc., Taylor Senior Holding Corp. and TP Holding Corp.

    Section 1 of Article VI of the Company's By-Laws provides that, unless otherwise determined by the Board of Directors, the Company shall, to the fullest extent permitted by the DGCL (including, without limitation, Section 145 thereof) or other provisions of the laws of Delaware relating to indemnification of directors, officers, employees and agents, as the same may be amended and supplemented from time to time, indemnify any and all such persons whom it shall have power to indemnify under the DGCL or such other provisions of law.

    Section 2 of Article VI of the Company's By-Laws provides that, without limiting the generality of Section 1 of Article VI, to the fullest extent permitted, and subject to the conditions imposed, by law, and pursuant to
Section 145 of the DGCL, unless otherwise determined by the Board of Directors, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise against reasonable expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except as otherwise provided by law.

    Section 3 of Article VI of the Company's By-Laws provides that, to the fullest extent permitted by law, indemnification may be granted, and expenses may be advanced, to the persons described in Section 145 of the DGCL or other provisions of the laws of Delaware relating to indemnification and advancement of expenses, as from time to time may be in effect, by (i) a resolution of stockholders, (ii) a resolution of the Board of Directors, or (iii) an agreement providing for such indemnification and advancement of expenses.

    Section 4 of Article VI of the Company's By-Laws provides that, it is the intent of Article VI to require the Company, unless otherwise determined by the Board of Directors, to indemnify the persons referred to therein for judgments, fines, penalties, amounts paid in settlement and reasonable expenses (including attorneys' fees), and to advance expenses to such persons, in each and every circumstance in which such indemnification and such advancement of expenses could lawfully be permitted by express provision of By-Laws, and the indemnification and expense advancement provided by this Article VI shall not be limited by the absence of an express recital of such circumstances. The indemnification and advancement of expenses provided by, or granted pursuant to, the Company's By-Laws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled, whether as a matter of law, under any provision of the Certificate of Incorporation of the Company, the By-Laws, by agreement, by vote of stockholders or disinterested directors of the Company or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

    Section 5 of Article VI of the Company's By-Laws provides that indemnification pursuant to the By-Laws shall inure to the benefit of the heirs, executors, administrators and personal representatives of those entitled to indemnification. The indemnification and advancement of expenses provided by or granted pursuant to Article VI of the Company's By-Laws are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Company that indemnification of the persons specified in
Article VI shall be made to the fullest extent permitted by law.

    The Company has purchased and maintains insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power or the obligation to indemnify him against such liability under the provisions of
Article VI of the Company's By-Laws.

INDEMNIFICATION UNDER THE BY-LAWS OF TAYLOR PUBLISHING COMPANY

    Section 1 of Article VII of Taylor Publishing Company's By-Laws provides that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee, agent or fiduciary of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (and advance expenses to such person in connection with such action) to the fullest extent permitted under the laws of the state of Delaware now or hereafter in existence, including
Section 145 of the Delaware General Corporation Law as currently in existence or as subsequently amended, modified, supplemented or replaced (but, in case of any such amendment, modification, supplementation or replacement, only to the extent that such amendment, modification, supplementation or replacement broadens such person's rights to indemnification thereunder). Section 2 of Article VII provides that the rights to receive indemnification and advancement of expenses provided in Article VII of these By-laws shall not be deemed exclusive of any other rights to which any person may at any time be entitled under applicable law, the certificate of incorporation of the corporation, the By-laws, any agreement, a vote of stockholders, a resolution of the board of directors or otherwise. No amendment, alteration or repeal of Article VII or any provision under the By-laws shall be effective as to any person in respect of any act, event or circumstance that occurred or existed, in whole or in part, before such amendment, alteration or repeal.

    INDEMNIFICATION UNDER THE DELAWARE REVISED UNIFORM LIMITED PARTNERSHIP ACT AND THE PARTNERSHIP AGREEMENT OF TAYLOR PRODUCTION SERVICES COMPANY, L.P.

    Subject to any terms, conditions or restrictions set forth in the partnership agreements, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless a partner or other persons from and against all claims and demands whatsoever. The partnership agreement of Taylor Production Services Company, L.P. does not contain any indemnification provisions or limitations thereon.

INDEMNIFICATION UNDER THE BY-LAWS OF EDUCATIONAL COMMUNICATIONS, INC.

    Section 1(a) of Article XI of Educational Communications, Inc. ("ECI")'s By-Laws provides that, subject to the provisions of Section 3 of Article XI, ECI shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or who was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    Section 1(b) of Article XI provides that, subject to the provisions of
Section 3 of Article XI, ECI shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

    Section 2 of Article XI provides that, to the extent that a director, officer, employee or agent of the corporation has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 1 of Article XI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

    Section 3 of Article XI provides that any indemnification under subsections
(a) and (b) of Section 1 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

    Section 4 of Article XI provides that expenses incurred in defending a civil or criminal action may be paid by the corporation in advance of the final disposition of such action, as authorized by the board of directors in the specific case, upon receipt of any undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified.

    Section 5 of Article XI provides that the indemnification provided by
Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or, otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

INDEMNIFICATION UNDER THE ILLINOIS BUSINESS CORPORATION ACT WITH RESPECT TO ECI

    In general, Section 8.75 of the Illinois Business Corporation Act empowers Illinois corporations to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, so long as such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. For actions or suits by or in the right of the registrant, no indemnification is permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the registrant, unless, and only to the extent that, the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. Any indemnification (unless ordered by a court) will be made by the registrant only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth above. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of the directors who are not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable or if such directors so direct, by independent legal counsel in a written opinion, or
(c) by the stockholders. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholders or otherwise.

    Section 8.75 also authorizes the registrant to buy directors' and officers' liability insurance and gives a director, officer, employee or agent of the registrant, or a person who is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any capacity, or arising out of the person's status as such, whether or not the registrant has the power to indemnify the person against such liability.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------   ------------------------------------------------------------
        1.1             Purchase Agreement, dated as of February 14, 2002, among
                        American Achievement Corporation, the Guarantors and the
                        Initial Purchasers*
        3.1             Certificate of Incorporation of American Achievement
                        Corporation with all amendments
                        (f/k/a Commemorative Brands Holding Corp.)*

        3.2             By-Laws of American Achievement Corporation (f/k/a
                        Commemorative Brands Holding Corp.)*

        3.3             Certificate of Incorporation of Commemorative Brands, Inc.
                        with all amendments (f/k/a Scholastic Brands, Inc., Class
                        Rings, Inc. and Keepsake Jewelry, Inc.)*

        3.4             By-Laws of Commemorative Brands, Inc. (f/k/a Scholastic
                        Brands, Inc., Class Rings, Inc. and Keepsake Jewelry, Inc.)*

        3.5             Certificate of Incorporation of CBI North America, Inc. with all amendments (f/k/a SBI North America, Inc.)*

        3.6             By-Laws of CBI North America, Inc. with all amendments
                        (f/k/a SBI North America, Inc.)*

        3.7             Certificate of Incorporation of Taylor Senior Holding Corp.*

        3.8             By-Laws of Taylor Senior Holding Corp.*

        3.9             Amended and Restated Certificate of Incorporation of TP
                        Holding Corp. (f/k/a TP Acquisition Corp.)*

        3.10            By-Laws of TP Holding Corp. (f/k/a TP Acquisition Corp.)*

        3.11 Certificate of Incorporation of Taylor Publishing Company with all amendments (f/k/a Taylor Publishing Company of Delaware)*

        3.12            By-Laws of Taylor Publishing Company (f/k/a Taylor
                        Publishing Company of Delaware)*

        3.13            Certificate of Limited Partnership of Taylor Production
                        Services Company, L.P.*

        3.14            Taylor Production Services Company, L.P. Limited Partnership
                        Agreement*

        3.15            Articles of Incorporation of Educational Communications,
                        Inc. with all amendments (f/k/a Merit Publishing Company)*

        3.16            By-Laws of Educational Communications, Inc.*

        4.1             Indenture, dated as of February 20, 2002, among American
                        Achievement Corporation, The Bank of New York, as Trustee, and the Guarantors*

        4.2             Form of 11 5/8 Senior Notes due 2007 (included in Exhibit
                        4.1)*

        4.3             Registration Rights Agreement, dated as of February 20,
                        2002, among American Achievement Corporation, the Guarantors and the Initial Purchasers*

        4.4             Form of Guarantee (included in Exhibit 4.1)*

        4.5             Form of Indenture dated as of December 16, 1996 between
                        Commemorative Brands, Inc. and HSBC Bank USA (f/k/a Marine
                        Midland Bank)*

        4.6             Form of First Supplemental Indenture, dated as of July 21,
                        2000, between Commemorative Brands, Inc. and HSBC Bank USA
                        (f/k/a Marine Midland Bank)*

        5.1             Opinion of Schulte Roth & Zabel LLP

       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------   ------------------------------------------------------------
       10.1             Credit Agreement, dated as of February 20, 2002, among
                        American Achievement Corporation, as the Borrower, the
                        Lenders party thereto and The Bank of Nova Scotia, as the
                        Administrative Agent for the Lenders*

       10.2             Gold Consignment Agreement dated July 27, 2000 between
                        Commemorative Brands, Inc. and The Bank of Nova Scotia*

       10.3             Subsidiary Pledge and Security Agreement, dated as of
                        February 20, 2002, made by American Achievement Corporation in favor of The Bank of Nova Scotia, as administrative agent for each of the Secured Parties (as defined therein)*

       10.4             Borrower Pledge and Security Agreement, dated as of
                        February 20, 2002, made by each domestic subsidiary of American Achievement Corporation from time to time party hereto in favor of The Bank of Nova Scotia, as administrative agent for each of the Secured Parties (as defined therein)*

       10.5             Subsidiary Guaranty, dated as of February 20, 2002, made by each subsidiary of American Achievement Corporation from
                        time to time party hereto in favor of The Bank of Nova
                        Scotia, as administrative agent for each of the Secured
                        Parties (as defined therein)*

       10.6             Form of The Management Agreement dated as of March 30, 2001 among American Achievement Corporation, its Subsidiaries
                        listed therein and Castle Harlan, Inc.*

       10.7             Letter Agreement, dated as of October 11, 2000, amended as of November 3, 2000, between Scotiabank and TP Holdings
                        Corp., regarding (i) USD 27,500,000.00MM Interest Rate Swap
                        Transaction (Ref: S24041) and (ii) USD 25,000,000.00MM
                        Interest Rate Swap Transaction (Ref: S24042)*

       10.8 Employment Agreement, dated as of July 13, 1999 by and between Commemorative Brands, Inc. and David G. Fiore*

       10.9 First Amendment to the Employment Agreement by and between Commemorative Brands, Inc. and David G. Fiore dated
                        February 1, 2002*

       10.10            Employment Agreement, dated as of December 16, 1996 by and between Commemorative Brands, Inc. and Sherice P. Bench, as amended*

       10.11 Employment Agreement, dated as of December 16, 1996 by and between Commemorative Brands, Inc. and Donald J. Percenti*

       10.12 Employment Agreement, dated as of December 16, 1996 by and between Commemorative Brands, Inc. and Charlyn A. Cook*

       10.13            American Achievement Corporation 2000 Stock Option Plan
                        (f/k/a Commemorative Brands Holding Corp. 2000 Stock Option
                        Plan)*

       12.1             Statement regarding Computation of Ratios of Earnings to
                        Fixed Charges of American Achievement Corporation

       21               Subsidiaries of American Achievement Corporation*

       23.1             Consent of Arthur Andersen LLP

       23.2             Consent of KPMG LLP

       23.3             Consent of Altschuler, Melvoin and Glasser

       23.4 Consent of Schulte Roth & Zabel LLP (incorporated by reference in Exhibit 5.1)

       24 Power of Attorney (included on Signature Page of initial filing)*

       25               Statement of Eligibility and Qualification on Form T-1 of
                        The Bank of New York, as Trustee*

       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------   ------------------------------------------------------------
       99.1             Form of Letter of Transmittal

       99.2             Form of Notice of Guaranteed Delivery for Outstanding
                        11 5/8% Senior Notes due 2007, Series A, in exchange for
                        11 5/8% Senior Notes due 2007, Series B

       99.3             Andersen Representation Letter


---------


*   Previously filed in Registration Statement No. 333-84294 on March 14, 2002.


ITEM 22. UNDERTAKINGS.

    The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrants hereby undertake that:

(1) Prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to the reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) Every prospectus: (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of
    Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by then is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, American Achievement Corporation has duly caused this Amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on the 5th day of April, 2002.



                                                       AMERICAN ACHIEVEMENT CORPORATION

                                                       By:  /s/ DAVID G. FIORE
                                                            -----------------------------------------
                                                            Name: David G. Fiore
                                                            Title:  PRESIDENT, CHIEF EXECUTIVE OFFICER
                                                            AND DIRECTOR



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the registration statement has been signed by the following persons in the capacities and on the date indicated.



                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                 /s/ DAVID G. FIORE
     -------------------------------------------       President, Chief Executive     April 5, 2002
                   David G. Fiore                        Officer and Director

                                    *
     -------------------------------------------       Chief Financial Officer        April 5, 2002
                  Sherice P. Bench

                                    *
     -------------------------------------------       Director                       April 5, 2002
                   John K. Castle

                                    *
     -------------------------------------------       Director                       April 5, 2002
                  David B. Pittaway

                                    *
     -------------------------------------------       Director                       April 5, 2002
                  Edward O. Vetter

                                    *
     -------------------------------------------       Director                       April 5, 2002
                  William Pruellage

                                    *
     -------------------------------------------       Director                       April 5, 2002
                     Zane Tankel



*By:  /s/ DAVID G. FIORE
      -------------------------------------
      David G. Fiore
      Attorney-in-fact

    Pursuant to the requirements of the Securities Act of 1933, Commemorative Brands, Inc. has duly caused this Amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on the 5th day of April, 2002.



                                                       COMMEMORATIVE BRANDS, INC.

                                                       By:  /s/ DAVID G. FIORE
                                                            -----------------------------------------
                                                            Name: David G. Fiore
                                                            Title: CHAIRMAN OF THE BOARD OF DIRECTORS,
                                                                   PRESIDENT AND CHIEF EXECUTIVE
                                                                   OFFICER



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the registration statement has been signed by the following persons in the capacities and on the date indicated.



                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                 /s/ DAVID G. FIORE                    Chairman of the Board of
     -------------------------------------------         Directors, President and     April 5, 2002
                   David G. Fiore                        Chief Executive Officer

                                    *
     -------------------------------------------       Controller and Director        April 5, 2002
                      Leah Bush

                                    *                  Chief Financial Officer,
     -------------------------------------------         Secretary, Treasurer and     April 5, 2002
                  Sherice P. Bench                       Director



*By:  /s/ DAVID G. FIORE
      -------------------------------------
      David G. Fiore
      Attorney-in-fact

    Pursuant to the requirements of the Securities Act of 1933, CBI North America, Inc. has duly caused this Amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on the 5th day of April, 2002.



                                                       CBI NORTH AMERICA, INC.

                                                       By:  /s/ DAVID G. FIORE
                                                            -----------------------------------------
                                                            Name: David G. Fiore
                                                            Title:   CHAIRMAN OF THE BOARD OF
                                                            DIRECTORS, PRESIDENT AND CHIEF EXECUTIVE
                                                                     OFFICER



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the registration statement has been signed by the following persons in the capacities and on the date indicated.



                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                 /s/ DAVID G. FIORE                    Chairman of the Board of
     -------------------------------------------         Directors, President and     April 5, 2002
                   David G. Fiore                        Chief Executive Officer

                                    *
     -------------------------------------------       Controller and Director        April 5, 2002
                      Leah Bush

                                    *                  Chief Financial Officer,
     -------------------------------------------         Secretary, Treasurer and     April 5, 2002
                  Sherice P. Bench                       Director



*By:  /s/ DAVID G. FIORE
      -------------------------------------
      David G. Fiore
      Attorney-in-fact

    Pursuant to the requirements of the Securities Act of 1933, Taylor Senior Holding Corp. has duly caused this Amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 5th day of April, 2002.



                                                       TAYLOR SENIOR HOLDING CORP.

                                                       By:  /s/ DAVID G. FIORE
                                                            -----------------------------------------
                                                            Name: David G. Fiore
                                                            Title:  CHAIRMAN OF THE BOARD OF
                                                            DIRECTORS, PRESIDENT AND CHIEF EXECUTIVE
                                                                    OFFICER



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the registration statement has been signed by the following persons in the capacities and on the date indicated.



                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                 /s/ DAVID G. FIORE                    Chairman of the Board of
     -------------------------------------------         Directors, President and     April 5, 2002
                   David G. Fiore                        Chief Executive Officer

                                    *
     -------------------------------------------       Controller and Director        April 5, 2002
                     Steve Bauer

                                    *                  Chief Financial Officer,
     -------------------------------------------         Secretary, Treasurer and     April 5, 2002
                  Sherice P. Bench                       Director



*By:  /s/ DAVID G. FIORE
      -------------------------------------
      David G. Fiore
      Attorney-in-fact

    Pursuant to the requirements of the Securities Act of 1933, TP Holding Corp. has duly caused this Amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 5th day of April, 2002.



                                                       TP HOLDING CORP.

                                                       By:  /s/ DAVID G. FIORE
                                                            -----------------------------------------
                                                            Name: David G. Fiore
                                                            Title:  CHAIRMAN OF THE BOARD OF
                                                            DIRECTORS, PRESIDENT AND CHIEF EXECUTIVE
                                                                    OFFICER



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the registration statement has been signed by the following persons in the capacities and on the date indicated.



                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                 /s/ DAVID G. FIORE                    Chairman of the Board of
     -------------------------------------------         Directors, President and     April 5, 2002
                   David G. Fiore                        Chief Executive Officer

                                    *
     -------------------------------------------       Controller and Director        April 5, 2002
                     Steve Bauer

                                    *                  Chief Financial Officer,
     -------------------------------------------         Secretary, Treasurer and     April 5, 2002
                  Sherice P. Bench                       Director



*By:  /s/ DAVID G. FIORE
      -------------------------------------
      David G. Fiore
      Attorney-in-fact

    Pursuant to the requirements of the Securities Act of 1933, Taylor Publishing Company has duly caused this Amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 5th day of April, 2002.



                                                       TAYLOR PUBLISHING COMPANY

                                                       By:  /s/ DAVID G. FIORE
                                                            -----------------------------------------
                                                            Name: David G. Fiore
                                                            Title:  CHAIRMAN OF THE BOARD OF
                                                            DIRECTORS, PRESIDENT AND CHIEF EXECUTIVE
                                                                    OFFICER



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the registration statement has been signed by the following persons in the capacities and on the date indicated.



                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                 /s/ DAVID G. FIORE                    Chairman of the Board of
     -------------------------------------------         Directors, President and     April 5, 2002
                   David G. Fiore                        Chief Executive Officer

                                    *
     -------------------------------------------       Controller and Director        April 5, 2002
                     Steve Bauer

                                    *                  Chief Financial Officer,
     -------------------------------------------         Secretary, Treasurer and     April 5, 2002
                  Sherice P. Bench                       Director



*By:  /s/ DAVID G. FIORE
      -------------------------------------
      David G. Fiore
      Attorney-in-fact

    Pursuant to the requirements of the Securities Act of 1933, Taylor Production Services Company, L.P. has duly caused this Amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 5th day of April, 2002.



                                                       TAYLOR PRODUCTION SERVICES COMPANY, L.P.

                                                       By:  Taylor Publishing Company
                                                            Its general partner

                                                            /s/ DAVID G. FIORE
                                                            -----------------------------------------
                                                            Name: David G. Fiore
                                                            Title:  CHAIRMAN OF THE BOARD OF
                                                            DIRECTORS, PRESIDENT AND CHIEF EXECUTIVE
                                                                    OFFICER



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the registration statement has been signed by the following persons in the capacities and on the date indicated.



                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                 /s/ DAVID G. FIORE                    Chairman of the Board of
     -------------------------------------------         Directors, President and     April 5, 2002
                   David G. Fiore                        Chief Executive Officer

                                    *
     -------------------------------------------       Controller and Director        April 5, 2002
                     Steve Bauer

                                    *                  Chief Financial Officer,
     -------------------------------------------         Secretary, Treasurer and     April 5, 2002
                  Sherice P. Bench                       Director



*By:  /s/ DAVID G. FIORE
      -------------------------------------
      David G. Fiore
      Attorney-in-fact

    Pursuant to the requirements of the Securities Act of 1933, Educational Communications, Inc. has duly caused this Amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois on the 5th day of April, 2002.



                                                       EDUCATIONAL COMMUNICATIONS, INC.

                                                       By:  /s/ DAVID G. FIORE
                                                            -----------------------------------------
                                                            Name: David G. Fiore
                                                            Title: CHAIRMAN OF THE BOARD OF DIRECTORS



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the registration statement has been signed by the following persons in the capacities and on the date indicated.



                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                 /s/ DAVID G. FIORE
     -------------------------------------------       Chairman of the Board of       April 5, 2002
                   David G. Fiore                        Directors

                                    *
     -------------------------------------------       Chief Financial Officer,       April 5, 2002
                  Sherice P. Bench                       Treasurer and Director

                                    *
     -------------------------------------------       President                      April 5, 2002
                   Parke H. Davis



*By:  /s/ DAVID G. FIORE
      -------------------------------------
      David G. Fiore
      Attorney-in-fact

                                 EXHIBIT INDEX


       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------   ------------------------------------------------------------
        1.1             Purchase Agreement, dated as of February 14, 2002, among
                        American Achievement Corporation, the Guarantors and the
                        Initial Purchasers*
        3.1             Certificate of Incorporation of American Achievement
                        Corporation with all amendments
                        (f/k/a Commemorative Brands Holding Corp.)*

        3.2             By-Laws of American Achievement Corporation (f/k/a
                        Commemorative Brands Holding Corp.)*

        3.3             Certificate of Incorporation of Commemorative Brands, Inc.
                        with all amendments (f/k/a Scholastic Brands, Inc., Class
                        Rings, Inc. and Keepsake Jewelry, Inc.)*

        3.4             By-Laws of Commemorative Brands, Inc. (f/k/a Scholastic
                        Brands, Inc., Class Rings, Inc. and Keepsake Jewelry, Inc.)*

        3.5             Certificate of Incorporation of CBI North America, Inc. with all amendments (f/k/a SBI North America, Inc.)*

        3.6             By-Laws of CBI North America, Inc. with all amendments
                        (f/k/a SBI North America, Inc.)*

        3.7             Certificate of Incorporation of Taylor Senior Holding Corp.*

        3.8             By-Laws of Taylor Senior Holding Corp.*

        3.9             Amended and Restated Certificate of Incorporation of TP
                        Holding Corp. (f/k/a TP Acquisition Corp.)*

        3.10            By-Laws of TP Holding Corp. (f/k/a TP Acquisition Corp.)*

        3.11 Certificate of Incorporation of Taylor Publishing Company with all amendments (f/k/a Taylor Publishing Company of Delaware)*

        3.12            By-Laws of Taylor Publishing Company (f/k/a Taylor
                        Publishing Company of Delaware)*

        3.13            Certificate of Limited Partnership of Taylor Production
                        Services Company, L.P.*

        3.14            Taylor Production Services Company, L.P. Limited Partnership
                        Agreement*

        3.15            Articles of Incorporation of Educational Communications,
                        Inc. with all amendments (f/k/a Merit Publishing Company)*

        3.16            By-Laws of Educational Communications, Inc.*

        4.1             Indenture, dated as of February 20, 2002, among American
                        Achievement Corporation, The Bank of New York, as Trustee, and the Guarantors*

        4.2             Form of 11 5/8 Senior Notes due 2007 (included in Exhibit
                        4.1)*

        4.3             Registration Rights Agreement, dated as of February 20,
                        2002, among American Achievement Corporation, the Guarantors and the Initial Purchasers*

        4.4             Form of Guarantee (included in Exhibit 4.1)*

        4.5             Form of Indenture dated as of December 16, 1996 between
                        Commemorative Brands, Inc. and HSBC Bank USA (f/k/a Marine
                        Midland Bank)*

        4.6             Form of First Supplemental Indenture, dated as of July 21,
                        2000, between Commemorative Brands, Inc. and HSBC Bank USA
                        (f/k/a Marine Midland Bank)*

        5.1             Opinion of Schulte Roth & Zabel LLP

       10.1             Credit Agreement, dated as of February 20, 2002, among
                        American Achievement Corporation, as the Borrower, the
                        Lenders party thereto and The Bank of Nova Scotia, as the Administrative Agent for the Lenders*

       10.2             Gold Consignment Agreement dated July 27, 2000 between
                        Commemorative Brands, Inc. and The Bank of Nova Scotia*

       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------   ------------------------------------------------------------
       10.3             Subsidiary Pledge and Security Agreement, dated as of
                        February 20, 2002, made by American Achievement Corporation in favor of The Bank of Nova Scotia, as administrative agent for each of the Secured Parties (as defined therein)*

       10.4             Borrower Pledge and Security Agreement, dated as of
                        February 20, 2002, made by each domestic subsidiary of American Achievement Corporation from time to time party hereto in favor of The Bank of Nova Scotia, as administrative agent for each of the Secured Parties (as defined therein)*

       10.5             Subsidiary Guaranty, dated as of February 20, 2002, made by each subsidiary of American Achievement Corporation from
                        time to time party hereto in favor of The Bank of Nova
                        Scotia, as administrative agent for each of the Secured
                        Parties (as defined therein)*

       10.6             Form of The Management Agreement dated as of March 30, 2001 among American Achievement Corporation, its Subsidiaries
                        listed therein and Castle Harlan, Inc.*

       10.7             Letter Agreement, dated as of October 11, 2000, amended as of November 3, 2000, between Scotiabank and TP Holdings
                        Corp., regarding (i) USD 27,500,000.00MM Interest Rate Swap
                        Transaction (Ref: S24041) and (ii) USD 25,000,000.00MM
                        Interest Rate Swap Transaction (Ref: S24042)*

       10.8 Employment Agreement, dated as of July 13, 1999 by and between Commemorative Brands, Inc. and David G. Fiore*

       10.9 First Amendment to the Employment Agreement by and between Commemorative Brands, Inc. and David G. Fiore dated
                        February 1, 2002*

       10.10            Employment Agreement, dated as of December 16, 1996 by and between Commemorative Brands, Inc. and Sherice P. Bench, as amended*

       10.11 Employment Agreement, dated as of December 16, 1996 by and between Commemorative Brands, Inc. and Donald J. Percenti*

       10.12 Employment Agreement, dated as of December 16, 1996 by and between Commemorative Brands, Inc. and Charlyn A. Cook*

       10.13            American Achievement Corporation 2000 Stock Option Plan
                        (f/k/a Commemorative Brands Holding Corp. 2000 Stock Option
                        Plan)*

       12.1             Statement regarding Computation of Ratios of Earnings to
                        Fixed Charges of American Achievement Corporation

       21               Subsidiaries of American Achievement Corporation*

       23.1             Consent of Arthur Andersen LLP

       23.2             Consent of KPMG LLP

       23.3             Consent of Altschuler, Melvoin and Glasser

       23.4 Consent of Schulte Roth & Zabel LLP (incorporated by reference in Exhibit 5.1)

       24 Power of Attorney (included on Signature Page of initial filing)*

       25               Statement of Eligibility and Qualification on Form T-1 of
                        The Bank of New York, as Trustee*

       99.1             Form of Letter of Transmittal

       99.2             Form of Notice of Guaranteed Delivery for Outstanding
                        11 5/8% Senior Notes due 2007, Series A, in exchange for
                        11 5/8% Senior Notes due 2007, Series B

       99.3             Andersen Representation Letter


---------


*   Previously filed in Registration Statement No. 333-84294 on March 14, 2002.